Exhibit 99.1

Sotera Health Announces Second-Quarter 2022 Earnings Release Date

Names Michael F. Biehl as Interim Chief Financial Officer

CLEVELAND, OH, July 20, 2022 (GLOBE NEWSWIRE) — Sotera Health Company (Nasdaq: SHC), a leading global provider of mission-critical end-to-end sterilization solutions and lab testing and advisory services for the healthcare industry, today announced its plans to release its financial results for the second quarter ended June 30, 2022, before the Nasdaq market open on Thursday, August 4, 2022. Following the release, management will hold a conference call at 9:00 a.m. Eastern Time to discuss the Company’s operating highlights and financial results.

Participants may access the conference call live via webcast on the ‘Presentations & Events’ page of Sotera Health’s website at https://investors.soterahealth.com/events-and-presentations. To participate via telephone, registration is required. The Company advises attendees to register in advance at this link to avoid delays in joining the call. Upon registration, all telephone participants will receive a confirmation email detailing how to join the conference call, including the dial-in number along with a unique passcode and registrant ID that can be used to access the call. A replay of the conference call and webcast will be archived on the Company’s website for at least 30 days.

Chief Financial Officer Update

Sotera Health Company has engaged a national executive search firm to lead the search for a new Chief Financial Officer (CFO). While that search is ongoing, Sotera Health is pleased to announce the appointment of Michael F. Biehl as its Interim CFO, effective July 20, 2022. Mr. Biehl replaces Scott Leffler, who has departed the Company. He brings nearly 20 years of public company CFO experience and 30 years of executive leadership to Sotera Health. Mr. Biehl previously held public company CFO positions at Fairmount Santrol and Chart Industries.

Updates can be found from time to time on recent developments in matters relevant to investors on the Investor Relations section of the Company’s website at https://investors.soterahealth.com/ir-resources/ir-contact. For developments related to Ethylene Oxide, updates can be found at https://investors.soterahealth.com/ethylene-oxide-eo-overview.

About Sotera Health

Sotera Health Company is a leading global provider of mission-critical end-to-end sterilization solutions and lab testing and advisory services for the healthcare industry. Sotera Health goes to market through three businesses – Sterigenics®, Nordion® and Nelson Labs®. Sotera Health is committed to its mission, Safeguarding Global Health®.

Contacts
Joseph Vitale	Jason Peterson
VP Investor Relations, Sotera Health	Treasurer, Sotera Health
IR@soterahealth.com	IR@soterahealth.com

Kristin Gibbs
Chief Marketing Officer, Sotera Health
kgibbs@soterahealth.com

Source: Sotera Health Company

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